Fourth Quarter & Full Year 2024 Earnings Presentation February 18, 2025 Christopher Stavros – President & CEO Brian Corales – Senior Vice President & CFO Tom Fitter – Director, Investor Relations

Disclaimer 2 12% FORWARD LOOKING STATEMENTS The information in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Magnolia’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, the words could, should, will, may, believe, anticipate, intend, estimate, expect, project, the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events. Except as otherwise required by applicable law, Magnolia disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Magnolia cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Magnolia, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids. In addition, Magnolia cautions you that the forward looking statements contained in this press release are subject to the following factors: (i) the supply and demand for oil, natural gas, NGLs, and other products or services, including impacts of actions taken by OPEC and other state-controlled oil companies; (ii) the outcome of any legal proceedings that may be instituted against Magnolia; (iii) Magnolia’s ability to realize the anticipated benefits of its acquisitions, which may be affected by, among other things, competition and the ability of Magnolia to grow and manage growth profitably; (iv) changes in applicable laws or regulations; (v) geopolitical and business conditions in key regions of the world; and (vi) the possibility that Magnolia may be adversely affected by other economic, business, and/or competitive factors, including inflation. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in Magnolia’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is expected to be filed with the SEC on February 19, 2025. Magnolia’s SEC filings are available publicly on the SEC’s website at www.sec.gov. NON-GAAP FINANCIAL MEASURES This presentation includes non-GAAP financial measures, including adjusted net income, free cash flow, adjusted EBITDAX, adjusted cash operating costs, adjusted cash operating margin and return on capital employed. Magnolia believes these metrics are useful because they allow Magnolia to more effectively evaluate its operating performance and compare the results of its operations from period to period and against its peers without regard to accounting methods or capital structure. Magnolia does not consider these non-GAAP measures in isolation or as an alternative to similar financial measures determined in accordance with GAAP. The computations of these non-GAAP measures may not be comparable to other similarly titled measures of other companies. Adjusted net income and adjusted EBITDAX should not be considered an alternative to, or more meaningful than, net income as determined in accordance with GAAP. Certain items excluded from free cash flow, adjusted net income, adjusted EBITDAX, adjusted cash operating costs, adjusted cash operating margin, adjusted operating margin and return on capital employed are significant components in understanding and assessing a company’s financial performance and should not be construed as an inference that its results will be unaffected by unusual or non-recurring terms. As performance measures, adjusted net income, adjusted EBITDAX, adjusted cash operating costs, adjusted cash operating margin and return on capital employed may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, and capital structure, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. As a liquidity measure, management believes free cash flow is useful for investors and widely accepted by those following the oil and gas industry as financial indicators of a company’s ability to generate cash to internally fund drilling and completion activities, fund acquisitions, and service debt. Our presentation of adjusted net income, adjusted EBITDAX, free cash flow, adjusted cash operating costs, adjusted cash operating margin and return on capital employed may not be comparable to similar measures of other companies in our industry. A free cash flow reconciliation is shown on page 21, adjusted EBITDAX reconciliation is shown on page 22 of the presentation, adjusted net income is shown on page 23, adjusted cash operating costs and adjusted cash operating margin reconciliations are shown on page 15 and ROCE is shown on page 25. INDUSTRY AND MARKET DATA This presentation has been prepared by Magnolia and includes market data and other statistical information from sources believed by Magnolia to be reliable, including independent industry publications, governmental publications or other published independent sources. Some data is also based on the good faith estimates of Magnolia, which are derived from its review of internal sources as well as the independent sources described above. Although Magnolia believes these sources are reliable, it has not independently verified the information and cannot guarantee its accuracy and completeness. Fourth Quarter & Full Year 2024 Earnings Presentation

Highlights & Announcements OperationsFinancial Corporate 2024 total adjusted net income of $401 million and operating income margin of 39% 2024 adjusted EBITDAX of $953 million with a 50% reinvestment rate D&C capital of $477 million and free cash flow of $430 million 2024 Return on Capital Employed (ROCE) of 22% Returned ~$378 million to shareholders (88% of free cash flow) during 2024, including: ~$273 million of share repurchases and dividends of ~$105 million Increased dividend 15% to $0.60 annualized per share Increased open market share repurchase authorization in February 2025 by 10 million shares 2024 production of 89.7 Mboe/d (9% annual growth) and oil production of 38.3 Mbbls/d (11% annual growth) Giddings annual production growth of 16% and annual oil production growth of 21% YoY Successful 2024 field-level optimization & cost reduction program – Q424 LOE of $5.36 per boe, down 10% vs. Q124 3 Continuing to execute a differentiated business model focused on enhancing per share value Fourth Quarter & Full Year 2024 Earnings Presentation

Return Substantial Portion of Our Free Cash Flow to Shareholders and Allocate Some Excess Cash Toward Small, Bolt-on Acquisitions that Improve the Business Long-term dividend per share compound annual growth rate of ~10% and share repurchases of at least 1% per quarter High Quality Assets Drive Low Capital Reinvestment Rate that Grows the Business Limit Capital Spending to 55% of Annual Adjusted EBITDAX Maintain Conservative Financial Leverage to Provide Financial Flexibility Through Cycle Strong balance sheet, with minimal net debt, provides ability for counter cyclical investing to increase per share value Deliver Mid-Single Digit Long-Term Production Growth with Significant Free Cash Flow 2025 BOE Growth of 5%-7% Magnolia’s Consistent Business Model 4 Fourth Quarter & Full Year 2024 Earnings Presentation

25% 16% 13% 12% 8% 8% 8% 8% 5% 3% 3% 1% 1% 1% 1% 0% -1% -3% -7% Low Reinvestment Rate with Strong Production Growth 5 (1) Source: FactSet (2021 – 2024E) as of 2/6/2025. Reinvestment Rate is exploration and development capital divided by operating cash flow. Production growth per share is calculated as the 4-year growth rate of annual production divided by weighted average diluted shares outstanding in each respective year. Peers include: APA, AR, CHRD, CIVI, COP, CTRA, DVN, EOG, EQT, FANG, HES, MTDR, MUR, OVV, OXY, PR, RRC, and SM. Production Growth Per Share1 (4-Year CAGR)4-Year Average Reinvestment Rate1 Magnolia’s Giddings Focused Development has Provided a More Capital Efficient Program Compared to Peers 40% 41% 42% 45% 45% 45% 46% 47% 50% 51% 52% 52% 56% 56% 58% 60% 62% 63% 80% Fourth Quarter & Full Year 2024 Earnings Presentation

High Pre-tax Operating Margins 6 Operating Margin (1) (4-Year Average)  Magnolia has consistently delivered one of the highest operating margins relative to peers  High-quality asset base and focus on maintaining low costs support top-tier operating margins  High-margin production supports free cash flow generation and strong return of capital to shareholders (1) Source: FactSet (2021 – 2024E) as of 2/6/2025. Operating margin is EBIT divided by revenue by year. Peers include: APA, AR, CHRD, CIVI, COP, CTRA, DVN, EOG, EQT, EXE, FANG, HES, MTDR, MUR, OVV, OXY, PR, RRC, and SM. 55% 51% 49% 46% 45% 42% 40% 40% 40% 39% 37% 35% 34% 33% 31% 29% 29% 29% 27% 26% Fourth Quarter & Full Year 2024 Earnings Presentation

-0.2 0.1 0.3 0.4 0.4 0.8 0.9 1.0 1.1 1.1 1.1 1.1 1.2 1.2 1.3 1.3 1.4 1.5 1.5 1.7 2.6 Low Leverage Drives Financial Flexibility 7 Net Debt / EBITDA (2025E) (1) (1) Source: FactSet (2025E) as of 2/6/2025. Net debt is calculated as the difference between cash and total principal long-term debt. Peers include: APA, AR, CHRD, CIVI, COP, CRGY, CTRA, DVN, EOG, EQT, EXE, FANG, HES, MTDR, MUR, OVV, OXY, PR, RRC, and SM. Magnolia has one of the strongest balance sheets in the industry Fourth Quarter & Full Year 2024 Earnings Presentation

History of Top-Tier Return on Capital Employed 8  Low reinvestment rate and continued business model execution - low leverage, disciplined capital spending and high pre-tax margins are critical to sustaining high returns  Focus on cost reductions and ongoing share repurchases has had a tangible beneficial impact on Magnolia’s corporate returns 26% 22% 2019 - 2024 2024 6-Year Average Annual Historical ROCE Fourth Quarter & Full Year 2024 Earnings Presentation

2018 2019 2020 2021 2022 2023 2024 Consistent & Sizable Cash Return to Shareholders 9 Inception Cumulative Return of Capital ($MM) $79 $108 $467 $908 $1,213 ~$1.6 Billion Returned to Shareholders  Magnolia has a strong track record of returning capital to shareholders  Returned ~35% of current market cap over prior six years  Focus on compounding per share value through share count reduction and safe, sustainable dividend growth Share Repurchases Dividends $1,591 Fourth Quarter & Full Year 2024 Earnings Presentation

Key Fourth Quarter & Full Year 2024 Financial Metrics (1) Q4 2024 ROCE annualized; 2024 represents full year actual ROCE. (2) Weighted average total shares outstanding include diluted weighted average shares of Class A Common Stock outstanding during the period and shares of Class B Common Stock, which are anti-dilutive in the calculation of weighted average number of common shares outstanding. 10 Metric Q4 2024 YoY % Change 2024 YoY % Change Total Production (Mboe/d) 93.1 9% 89.7 9% Oil Production (Mbbls/d) 38.8 9% 38.3 11% Giddings Production as a % of total 77% 3% 76% 5% Revenue ($ MM) $327 1% $1,316 7% Adjusted EBITDAX ($ MM) $236 (2%) $953 6% Adjusted Net Income ($ MM) $95 (11%) $401 (9%) D&C Capex ($ MM) $132 44% $477 13% D&C Capital % of Adjusted EBITDAX 56% 18% 50% 3% Return on Capital Employed (ROCE) (1) 21% (3%) 22% (3%) Free Cash Flow ($ MM) $90 (31%) $430 4% Cash Balance ($ MM) $260 (35%) $260 (35%) Diluted weighted average shares outstanding (MM) (2) 196.2 (5%) 200.0 (5%) Fourth Quarter & Full Year 2024 Earnings Presentation

401 919 11 17 107 165 273 487 260 0 200 400 600 800 1,000 1,200 1,400 Cash 12/31/2023 Cash Flow from Operations Changes in Working Capital and Other Debt Refinancing Dividends and Distributions Acquisitions Share Repurchases DC&F Capital & Leasehold Cash 12/31/2024 (1) (5)(2) (6)(3) (4) 2024 Cash Flow Reconciliation 11 $ In M ill io ns (1) Cash flow from operations before changes in working capital. (2) Comprised of other investing and financing activities. (3) Includes $400 million related to issuance of new debt, offset by $404 million paid in redemption of the old debt and $13 million in debt issuance costs. (4) Includes $98 million of dividends paid to Class A shareholders and $9 million of distributions to noncontrolling interest holders. (5) Comprised of $183 million Class A Common Stock Repurchases and $90 million of Class B Common Stock Repurchase and cancellation. (6) Incurred D&C and Leasehold Capital of $487 million. Fourth Quarter & Full Year 2024 Earnings Presentation

7.0 4.5 25.3 15.5 9.6 11.0 (72.9) 2019 2020 2021 2022 2023 2024 Total 0 10 20 30 40 50 60 70 History of Significant & Consistent Share Repurchases (1) Class A share reduction includes 3.6 million non-compete shares that were paid in lieu of stock in 2021. Includes both Class A and Class B share repurchases. 12 Magnolia has reduced its diluted share count by approximately 23% Magnolia’s Consistent Share Repurchases (1) (million shares repurchased) Fourth Quarter & Full Year 2024 Earnings Presentation

Fourth Quarter & Full Year 2024 Earnings Presentation

Track Record of a Safe, Sustainable and Growing Dividend


Dividend Payout Per Share
CAGR Has Exceeded 16%
$0.28
$0.40
$0.46
$0.52
$0.60
2021
2022
2023
2024
2025E

- Magnolia's dividend has grown at a double-digit rate over the past 4 years
- Sustainable dividend growth supported even at lower product prices
- Dividend per share payout capacity is enhanced by moderate production growth and ongoing share repurchases, leading to higher than peer average dividend growth
- Long-term average annual dividend growth of ~10% through commodity cycles

MAGNOLIA OIL & GAS
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Summary Balance Sheet 14 (in thousands) December 31, 2024 December 31, 2023 Cash and cash equivalents $260,049 $401,121 Other current assets 150,775 190,152 Property, plant and equipment, net 2,306,034 2,052,021 Other assets 103,977 112,922 Total assets $2,820,835 $2,756,216 Current liabilities $290,261 $314,887 Long-term debt, net 392,513 392,839 Other long-term liabilities 170,735 165,822 Total equity 1,967,326 1,882,668 Total liabilities and equity $2,820,835 $2,756,216 Fourth Quarter & Full Year 2024 Earnings Presentation

Margins and Cost Structure 15 $ / Boe, unless otherwise noted For the Quarters Ended For the Years Ended December 31, 2024 December 31, 2023 December 31, 2024 December 31, 2023 Revenue $38.13 $41.06 $40.08 $40.83 Total Cash Operating Costs: Lease Operating Expenses (1) (5.30) (5.09) (5.44) (5.11) Gathering, Transportation & Processing (1.42) (1.39) (1.21) (1.47) Taxes Other Than Income (1.85) (2.07) (2.19) (2.18) Exploration Expenses (2) (0.05) (0.01) (0.04) (0.17) General & Administrative Expenses (3) (2.00) (1.99) (2.20) (2.09) Total Adjusted Cash Operating Costs (10.62) (10.55) (11.08) (11.02) Adjusted Cash Operating Margin $27.51 $30.51 $29.00 $29.81 Margin % 72% 74% 72% 73% Non-Cash Costs: Depreciation, Depletion, and Amortization (12.30) (12.21) (12.62) (10.81) Impairment of Oil and Natural Gas Properties - - - (0.52) Asset Retirement Obligations Accretion (0.19) (0.19) (0.20) (0.13) Non-cash Stock Based Compensation (0.54) (0.52) (0.57) (0.54) Exploration Expenses, non-cash - (0.03) - (0.01) Total non-cash costs (13.03) (12.95) (13.39) (12.01) Operating Income Margin $14.48 $17.56 $15.61 $17.80 Add back: Impairment of oil and natural gas properties - - - $0.52 Adjusted operating income margin $14.48 $17.56 $15.61 $18.32 Margin % 38% 43% 39% 45% (1) Lease operating expenses exclude non-cash stock based compensation of $0.5 million, or $0.06 per boe, and $0.5 million, or $0.06 per boe, for the quarters ended December 31, 2024 and 2023, respectively, and $2.3 million, or $0.07 per boe, and $1.9 million, or $0.06 per boe for the years ended December 31, 2024 and 2023, respectively. (2) Exploration expenses exclude non-cash exploration activity of $0.3 million, or $0.03 per boe, for the quarter ended December 31, 2023, and $0.3 million, or $0.01 per boe, for the year ended December 31, 2023. (3) General and administrative expenses exclude non-cash stock based compensation of $4.0 million, or $0.47 per boe, and $3.6 million, or $0.46 per boe, for the quarters ended December 31, 2024 and 2023, respectively, and $16.4 million, or $0.50 per boe, and $14.3 million, or $0.48 per boe, for the years ended December 31, 2024 and 2023, respectively. Fourth Quarter & Full Year 2024 Earnings Presentation

Fourth Quarter & Full Year 2024 Earnings Presentation

Oil & Gas Reserves Detail

(In thousands)		For the Years Ended December 31, 2024	December 31, 2023	December 31, 2022	Three Year Total
Costs incurred:					
Proved property acquisition costs		$68,761	$326,150	$53,781	$448,692
Unproved properties acquistions costs		101,791	68,177	37,994	207,962
Total acquisition costs		**$170,552**	**$394,327**	**$91,775**	**$656,654**
Exploration and development costs		490,564	471,238	477,995	1,439,797
Total costs incurred		**$661,116**	**$865,565**	**$569,770**	**$2,096,451**
Less: Total acquisition costs		(170,552)	(394,327)	(91,775)	(656,654)
Less: Asset retirement obligations		(2,461)	(41,177)	(1,824)	(45,462)
Less: Exploration expenses		(1,374)	(5,171)	(11,032)	(17,577)
Less: Leasehold acquisition costs		(9,729)	(3,267)	(5,302)	(18,298)
Drilling and completion capital	(A)	**$477,000**	**$421,623**	**$459,837**	**$1,358,460**
Proved developed reserves (MMboe):					
Beginning of period		135.2	125.6	109.8	109.8
End of period		149.3	135.2	125.6	149.3
Increase in proved developed reserves		**14.1**	**9.6**	**15.8**	**39.5**
Production	(B)	32.8	30.1	27.5	90.4
Increase in proved developed reserves plus production		**46.9**	**39.7**	**43.3**	**129.9**
Less: Purchase of reserves in place, net of sales		(4.1)	(10.9)	(4.6)	(19.6)
Increase in proved developed reserves, excluding acquisitions, net of sales		**42.8**	**28.8**	**38.7**	**110.3**
Plus (Less): Price-related revisions		1.5	15.1	(10.4)	6.2
Increase in proved developed reserves, excluding acquisitions, sales, and price-related revisions	(C)	**44.3**	**43.9**	**28.3**	**116.5**
Organic proved developed F&D cost per boe	(A)/(B)	**$10.77**	**$9.60**	**$16.25**	**$11.66**
Organic reserve replacement ratio	(C)/(B)	**135%**	**146%**	**103%**	**129%**

MAGNOLIA OIL & GAS

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Fourth Quarter & Full Year 2024 Earnings Presentation

2025 Operating Plan & Guidance

2025E Production & Capital

Production Growth

5%-7% YoY Total Growth;

Capital Budget

Budget: $460 - $490 Million

2025 Operating Plan

~2 Rigs / ~1 Completion Crew

2025E Capital


~20-25%
Karnes
~75-80%
Giddings

First Quarter 2025 Guidance

Production

~94 Mboe/d

D&C Capital Spending

~$135 Million

Oil Differential (To Magellan East Houston)

($3) Bbl

Fully Diluted Share Count

~195 million

17

Summary Investment Highlights 18 High Quality Assets Positioned for Success  Leading position in the Giddings area with low breakevens and substantial running room  Coveted position in the Karnes area in the core of the Eagle Ford  Generated substantial annual free cash flow since inception of Magnolia  Strong margins through the commodity cycle Positive Free Cash Flow and Industry Leading Margins Multiple Levers of Growth Strong Balance Sheet & Conservative Financial Policy  Steady organic growth through proven drilling program while remaining well within cash flow  Clean balance sheet and strong free cash flow enables Magnolia to pursue accretive bolt-on acquisitions  Conservative leverage profile with only $400 million of total debt outstanding and $140 million of net debt  Substantial liquidity of $710 million1 Giddings Karnes (1) Liquidity defined as cash plus availability under revolving credit facility as of 12/31/2024. Fourth Quarter & Full Year 2024 Earnings Presentation

Appendix

Safeguarding the Environment Magnolia’s Commitment to Sustainability Review our 2024 Sustainability Report at https://www.magnoliaoilgas.com/sustainability. Hydrocarbon Spill Volume 2019 to 2023 REDUCTION 35% Flaring Intensity Rate 2019 to 2023 REDUCTION 86% GHG Intensity Rate 2019 to 2023 REDUCTION 12% Placed tenth among mid-sized companies TOP WORKPLACES 2024 Minimum received by all employees SHARES 1,000Supporting Employees and Communities Governing with Integrity Minority representation among all employees DIVERSITY 29% 7 of 8 Board members are independent INDEPENDENT 88% 2 of 8 Board members are women FEMALE 25% 2 of 8 Board members identify as minorities DIVERSITY 25% 4 of 8 Board members have 5 or less years of tenure REFRESHMENT 50% 20 Fourth Quarter & Full Year 2024 Earnings Presentation

Free Cash Flow Reconciliations 21 (in thousands) For the Quarters Ended For the Years Ended December 31, 2024 December 31, 2023 December 31, 2024 December 31, 2023 Net cash provided by operating activities $222,627 $246,882 $920,850 $855,789 Add back: net change in operating assets and liabilities 5,293 (10,651) (1,504) 15,842 Cash flows from operations before net change in operating assets and liabilities $227,920 $236,231 $919,346 $871,631 Additions to oil and natural gas properties (134,794) (92,835) (486,729) (424,890) Changes in working capital associated with additions to oil and natural gas properties (2,840) (12,105) (2,385) (33,793) Free cash flow $90,286 $131,291 $430,232 $412,948 Fourth Quarter & Full Year 2024 Earnings Presentation

Adjusted EBITDAX Reconciliations 22 (in thousands) For the Quarters Ended For the Years Ended December 31, 2024 December 31, 2023 December 31, 2024 December 31, 2023 Net income $88,708 $113,856 $397,330 $442,604 Interest expense, net 4,688 405 14,371 33 Income tax expense 22,179 31,544 95,813 107,208 EBIT $115,575 $145,805 $507,514 $549,845 Depreciation, depletion and amortization 105,332 95,922 414,487 324,790 Asset retirement obligations accretion 1,618 1,500 6,729 4,039 EBITDA $222,525 $243,227 $928,730 $878,674 Exploration expenses 456 306 1,374 5,445 EBITDAX $222,981 $243,533 $930,104 $884,119 Impairment of oil and natural gas properties - - - 15,735 Gain on revaluation of contingent consideration (504) (7,643) (4,312) (7,643) Loss on extinguishment of debt 8,796 - 8,796 - Other income adjustment (1) - - - (9,193) Non-cash stock based compensation expense 4,502 4,106 18,663 16,166 Adjusted EBITDAX $235,775 $239,996 $953,251 $899,184 (1) The other income adjustment for the year ended December 31, 2023, includes $5.3 million related to an earnout payment associated with the sale of the Company’s 35% membership interest in Ironwood Eagle Ford Midstream, LLC in 2020 and $3.9 million related to the gain on the sale of the Company’s 84.7% interest in Highlander Oil & Gas Holdings LLC in 2023. Fourth Quarter & Full Year 2024 Earnings Presentation

Fourth Quarter & Full Year 2024 Earnings Presentation

Adjusted Net Income Reconciliation

(in thousands)	For the Quarters Ended		For the Years Ended	
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income	$88,708	$113,856	$397,330	$442,604
Adjustments:				
Impairment of oil and natural gas properties	-	-	-	15,735
Gain on revaluation of contingent consideration	(504)	(7,643)	(4,312)	(7,643)
Loss on extinguishment of debt	8,796	-	8,796	-
Other income adjustment (1)	-	-	-	(9,193)
Change in estimated income tax (2)	(1,609)	1,490	(870)	215
Adjusted Net Income	**$95,391**	**$107,703**	**$400,944**	**$441,718**

(in thousands)	For the Quarters Ended		For the Years Ended	
Total Share Count	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Diluted weighted average shares of Class A Common Stock outstanding during the period	190,647	184,625	186,492	188,355
Weighted average shares of Class B Common Stock outstanding during the period (3)	5,523	21,827	13,497	21,827
Total weighted average shares of Class A and B Common Stock, including dilutive impact of other securities (3)	**196,170**	**206,452**	**199,989**	**210,182**

(1) The other income adjustment for the year ended December 31, 2023, includes $5.3 million related to an earnout payment associated with the sale of the Company's 35% membership interest in Ironwood Eagle Ford Midstream, LLC in 2020 and $3.9 million related to the gain on the sale of the Company's 84.7% interest in Highlander Oil & Gas Holdings LLC in 2023.

(2) Represents corporate income taxes at an assumed annual effective tax rate of 19.4% and 19.5% for the quarters and years ended December 31, 2024 and 2023, respectively.

(3) Shares of Class B Common Stock, and corresponding Magnolia LLC Units, are anti-dilutive in the calculation of weighted average number of common shares outstanding.

23

$400 $450 2025 2026 2027 2028 2029 2030 2031 2032 Fourth Quarter 2024 Capital Structure & Liquidity Overview 24 Capitalization & Liquidity ($MM) Debt Maturity Schedule ($MM) Credit Facility (Undrawn as of 12/31/24) 6.875% Senior Unsecured Notes (1) Net debt is calculated as the difference between cash and total long-term debt, excluding unamortized deferred financing cost. (2) Liquidity defined as cash plus availability under revolving credit facility. (3) Total Equity includes noncontrolling interest. Capital Structure Overview  Maintaining low financial leverage profile ‒ Currently have a net debt(1) position of $140 MM ‒ Net debt(1) / Q4 annualized adjusted EBITDAX of 0.1x  Current Liquidity of $710 million, including fully undrawn credit facility (2)  No debt maturities until senior unsecured notes mature in 2032 Capitalization Summary As of 12/31/2024 Cash and Cash Equivalents $260 Revolving Credit Facility $0 6.875% Senior Notes Due 2032 $400 Total Principal Debt Outstanding $400 Total Equity (3) $1,967 Net Debt / Q4 Annualized Adjusted EBITDAX 0.1x Net Debt / Total Book Capitalization 6% Liquidity Summary As of 12/31/2024 Cash and Cash Equivalents $260 Credit Facility Availability $450 Liquidity (2) $710 Fourth Quarter & Full Year 2024 Earnings Presentation

Fourth Quarter & Full Year 2024 Earnings Presentation

Return on Capital Employed

(in thousands)	For the Quarter Ended December 31, 2024	For the Years Ended December 31, 2024	December 31, 2023	December 31, 2022	December 31, 2021	December 31, 2020	December 31, 2019
Operating income (loss)	$124,067	$511,988	$534,485	$1,073,786	$602,594	($1,925,666)	$127,502
Less:							
Impairment of oil and natural gas properties	-	-	15,735	-	-	1,945,257	-
Service agreement transition costs [(1)]	-	-	-	-	11,189	-	-
Transaction costs	-	-	-	-	-	-	438
Adjusted operating income (A)	**$124,067**	**$511,988**	**$550,220**	**$1,073,786**	**$613,783**	**$19,591**	**$127,940**
Debt - beginning of period	394,793	392,839	390,383	388,087	391,115	389,835	388,635
Stockholders' equity - beginning of period	1,960,572	1,882,668	1,740,191	1,045,249	839,422	2,728,529	2,707,955
Capital employed - beginning of period	2,355,365	2,275,507	2,130,574	1,433,336	1,230,537	3,118,364	3,096,590
Debt - end of period	392,513	392,513	392,839	390,383	388,087	391,115	389,835
Stockholders' equity - end of period	1,967,326	1,967,326	1,882,668	1,740,191	1,045,249	839,422	2,728,529
Capital employed - end of period	2,359,839	2,359,839	2,275,507	2,130,574	1,433,336	1,230,537	3,118,364
Average capital employed (B)	**$2,357,602**	**$2,317,673**	**$2,203,041**	**$1,781,955**	**$1,331,937**	**$2,174,451**	**$3,107,477**
Return on average capital employed (A/B)	***5.3%***	***22.1%***	***25.0%***	***60.3%***	***46.1%***	***0.9%***	***4.1%***

(1) Costs incurred during the transition period related to the termination of the Services Agreement with EnerVest Operating L.L.C. included within "General and administrative expenses" on the Company's consolidated statements of operations.

MAGNOLIA OIL & GAS

25

Oil & Gas Production Results 26 Combined Karnes Giddings Combined Karnes Giddings For the Quarter Ended December 31, 2024 For the Quarter Ended December 31, 2023 Production: Oil (MBbls) 3,572 1,163 2,409 3,263 1,213 2,050 Natural gas (MMcf) 15,371 2,418 12,953 14,246 2,650 11,596 Natural gas liquids (MBbls) 2,431 394 2,037 2,221 408 1,813 Total (Mboe) 8,565 1,961 6,604 7,858 2,062 5,796 Average Daily Production Volume: Oil (MBbls/d) 38.8 12.6 26.2 35.5 13.2 22.3 Natural gas (MMcf/d) 167.1 26.3 140.8 154.8 28.8 126.0 Natural gas liquids (MBbls/d) 26.4 4.3 22.1 24.1 4.4 19.7 Total (MBoe/d) 93.1 21.3 71.8 85.4 22.4 63.0 Fourth Quarter & Full Year 2024 Earnings Presentation